Filed pursuant to Rule 424(b)(3)

Registration No. 333-119612

WORLD MONITOR TRUST III

2,812,500 Series J Units of	937,500 Series J Units of
Beneficial Interest, Class I	Beneficial Interest, Class II

SUPPLEMENT DATED DECEMBER 31, 2007

TO

THE PROSPECTUS AND DISCLOSURE DOCUMENT

DATED APRIL 27, 2007

This Supplement amends and supplements, as included herein, certain information contained in the World Monitor Trust III Prospectus and Disclosure Document dated April 27, 2007, or the Prospectus. All capitalized terms used in this Supplement have the same meanings as in the Prospectus unless otherwise specified.

Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in any Series of the Trust.

This Supplement (i) reflects the fact that Series G Units of Beneficial Ownership, Classes I and II, are no longer being offered and that World Monitor Trust III, or the Trust, has requested the Securities and Exchange Commission to remove from registration any Series G Units that remain unsold under the Trust’s registration statement; (ii) reflects the fact that WMT-III Series G/J Trading Vehicle LLC, or the Trading Vehicle, has been terminated effective December 31, 2007, and that Series J will invest with Graham Capital Management, L.P. through a managed account in the name of Series J, rather than through the Trading Vehicle; (iii) reflects the fact that the minimum investment in the Trust and Series J is $5,000 and that the minimum amount in a Unitholder’s account following a redemption must be at least $5,000; (iv) reflects the fact that Unitholders no longer have the ability to exchange Series J Units for Units of any other Series, and that Unitholders no longer have the ability to exchange Units of other Series for Series J Units; (v) updates the Break-Even Tables and certain charts reflecting break-even percentages and amounts; (vi) updates certain information relating to Preferred Investment Solutions Corp., or the Managing Owner; (vii) reflects the change in the Trust’s administrator from DPM Mellon, LLC to Spectrum Global Fund Administration, L.L.C. and replaces the Section titled “Summary- The Administrator”; (viii) updates certain information with respect to “The Risks You Face”; (ix) updates information relating to interest income, routine operational, administrative and other ordinary expenses, and organizational and offering expenses; (x) updates information relating to markets traded by the Trust; (xi) updates performance information for Series J, Classes I and II; (xii) updates information relating to the number of Unitholders, number of Units outstanding and number of General Units owned by the Managing Owner; (xiii) updates certain information relating to the Advisors; (xiv) updates certain information with respect to Graham Capital Management, L.P.; (xv) updates certain information with respect to Eagle Trading Systems, Inc.; (xvi) updates certain information with respect to Ortus Capital Management Limited; (xvii) reflects the change in the Trust’s independent accountants from Deloitte & Touche, LLP to Eisner LLP and updates a certain paragraph in the Section titled “Experts” concerning the independent accountant of the Trust; (xviii) updates the section of the Prospectus entitled “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates”; (xix) replaces certain pages in Part Two of the Prospectus-“Statement of Additional Information” concerning managed futures and comparative and correlation charts; (xx) updates the section in Part Two of the Prospectus concerning “Trading Programs for Series J and Pro-Forma Performance” and “Trading Programs for Series J and Actual Performance”; and (xxi) updates performance information under “Proprietary Trading of Advisors with Respect to Offered Programs” concerning Series J, Classes I and II.

* * * * * * * * * *

All information in the Prospectus is hereby restated, except as amended or supplemented hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

1.	New Front Cover

The Prospectus’ front cover shall be deleted in its entirety and replaced with the following:

WORLD MONITOR TRUST III

2,812,500 Series J Units of	937,500 Series J Units of
Beneficial Interest, Class I	Beneficial Interest, Class II

The Series J Units of World Monitor Trust III trade speculatively in U.S. and international futures and forward contracts, as more fully discussed in the Prospectus. Trading on behalf of Series J commenced on or about December 1, 2005.

Series J Units are issued as of the beginning of each month and such Units may be redeemed as of the last business day of each month, beginning with the first month-end following their sale. A Unitholder may not purchase Units in a closed Series or exchange Units for Units in a closed Series. Exchanges will not be allowed from Class I to Class II or vice-versa. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase. There is no redemption charge for any Class II Units.

Series J Units are offered as of the beginning of each month and will be offered continuously until all of Series J’s Units that are registered are sold. The Managing Owner may terminate the offering of Units of a Series at any time. Kenmar Securities Inc., the Selling Agent, and the Correspondent Selling Agents will use their best efforts to sell the Units offered, which means that they are not required to purchase any Units or sell any specific number or dollar amount of Units.

Designation:	Number of Units:	Advisor(s):	Program:
Series J, Class I	2,812,500	Graham Capital Management, L.P.	Global Diversified Program at 150% Leverage
		Eagle Trading Systems Inc.	Momentum Program
		Ortus Capital Management Limited	Major Currency Program

Series J, Class II	937,500	Graham Capital Management, L.P.	Global Diversified Program at 150% Leverage
		Eagle Trading Systems Inc.	Momentum Program
		Ortus Capital Management Limited	Major Currency Program

These are speculative securities. Before you decide whether to invest in a Series of the Trust, read this entire Prospectus carefully and consider “The Risks You Face” section beginning on page 17. In particular you should be aware that:

•	Futures, forward and options trading is volatile and highly leveraged and, as a result, even a small movement in market prices could cause large losses.

•	Series J will rely on its Advisors for success.

•	You could lose all or substantially all of your investment.

•	No secondary market exists for the Units of Series J and Units may be redeemed monthly and may result in redemption charges as described above.

•

Many of the instruments to be traded by Series J are not regulated by the Commodity Futures Trading Commission and Series J will not receive the protections that are provided by such regulation with respect to such instruments.

•

Investors will pay substantial fees in connection with their investment in Series J, including asset-based fees of up to 6.17% per annum for Class I Unitholders and up to 4.17% per annum for Class II Unitholders as well as incentive fees payable to each Advisor equal to 20% of net profits generated by such Advisor on a cumulative high water mark basis.

Minimum Investment	Regular Accounts of the Trust: an amount of not less than $5,000; IRAs, other tax-exempt accounts, and existing investors of the Trust: an amount of not less than $2,000.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

April 27, 2007 (Not for use after April 30, 2008)

2.	Termination of the Offering of Series G

The Trust has determined to terminate the offering of Series G and has requested the Securities and Exchange Commission to remove from registration any Series G Units that remain unsold under the Trust’s registration statement. Accordingly, all sections of the Prospectus that refer to the offering of Series G Units shall be deleted in their entirety, including but not limited to, references to Series G in the following sections of the Prospectus:

•	The first paragraph in the section titled “The Series” on page 1 of the Prospectus;

•	The section titled “Series G” on page 2 of the Prospectus;

•	The second sentence of the second paragraph of the section titled “The Trust and its Objectives” on page 2 of the Prospectus;

•	The sixth and seventh sentence of the section titled “The Advisors” on page 4 of the Prospectus;

•	The first sentence of the section titled “Advisors’ Fees” on pages 9 and 77 of the Prospectus;

•	The first sentence of the section titled “Organization and Offering Expenses” on pages 10 and 78 of the Prospectus;

•	The last sentence of the section titled “Investment Philosophy” on page 26 of the Prospectus;

•	The section titled “Performance of the Trust – Series G, Class I” and “– Series G, Class II” on page 29 of the Prospectus;

•	The table titled “Series G” on page 32 of the Prospectus;

•	The section titled “Series G” on pages 34 through 35 and 38 through 39 of the Prospectus;

•	The section titled “The Advisors – General” on page 43 of the Prospectus;

•	The section titled “Advisory Agreements” on pages 96 through 98 of the Prospectus;

•	The section titled “Brokerage Agreement” on pages 98 through 99 of the Prospectus;

•	The section titled “The Offering” on page 106 of the Prospectus;

•	The second and third paragraphs in the section titled “Experts” on pages 107 through 108 of the Prospectus;

•	The cover page of “Part Two: Statement of Additional Information” on page 114 of the Prospectus; and

•

The references to the financial statements of Series G on the “Index to Financial Statements” on page F-1 of the Prospectus and the actual financial statements for Series G on pages F-3 through F-27 of the Prospectus.

3.	Termination of the Trading Vehicle

Series G and Series J, the sole members of WMT-III Series G/J Trading Vehicle, LLC, or the Trading Vehicle, determined to terminate the Trading Vehicle and withdrew as members of the Trading Vehicle effective as of December 31, 2007. Series J, which previously allocated approximately one-third of its assets to the Trading Vehicle, will allocate approximately one-third of its net assets to a managed account, or a Managed Account, in the name of Series J, to be managed by Graham Capital Management, L.P., or Graham, pursuant to its Global Diversified Program at 150% Leverage. Accordingly, all references in the Prospectus to the Trading Vehicle shall be deleted in their entirety and any references to Graham serving as a trading advisor of Series J through the Trading Vehicle shall be amended to reflect that Graham serves as a trading advisor to Series J. Such changes include references to the Trading Vehicle in the following sections of the Prospectus:

•	The last paragraph in the section titled “The Series” on page 1 of the Prospectus;

•	The sections titled “The Two-Tier Structure of the Series” on pages 2 and 26 through 27 of the Prospectus;

•	The sixth and seventh sentences of the section titled “The Advisors” on page 4 of the Prospectus;

•	The first sentence of the sections titled “Advisors’ Fees” on pages 9 and 77 of the Prospectus;

•

The last paragraph of the section titled “For Series J, Losses by an Advisor to a Managed Account Could Deplete All of the Assets of Series J, Including Assets that were Allocated for Management by Another Advisor” on page 25 of the Prospectus;

•	The section titled “Advisory Agreements” on pages 96 through 98 of the Prospectus; and

•	The section titled “Brokerage Agreement” on pages 98 through 99 of the Prospectus.

4.	Minimum Investment

(a)	Because the Trust is offering only one Series (Series J), Unitholders no longer have the ability to make a minimum investment in a Series of $500. Investors must make a minimum investment in Series J of $5,000 ($2,000 for IRAs, other tax-exempt investors and existing investors). Accordingly, references in the Prospectus to the ability to make a minimum investment of $500 per Series are deleted in their entirety, including references in the following sections of the Prospectus:

•	The third paragraph of the section titled “Your Minimum Subscription and Unit Pricing” on page 7 of the Prospectus; and

•	The fourth sentence of the section titled “Plan of Distribution – The Offering” on page 106 of the Prospectus.

(b)	If a Unitholder redeems, the minimum investment amount left in an account after a redemption cannot be less than $5,000. Accordingly, references in the Prospectus to the amount left in the account following a redemption of $500 are deleted in their entirety, including references in the following sections of the Prospectus:

•	The last two sentences of the section titled “Redemption” on page 8 of the Prospectus; and

•	The sixth sentence of the section titled “Redemptions and Distributions” on page 84 of the Prospectus.

5.	Exchanges

Because the Trust is offering only one series (Series J), Unitholders no longer have the ability to exchange Units in one Series for Units in another Series. Accordingly, references in the Prospectus to the ability to exchange Units are deleted in their entirety, including references in the following sections of the Prospectus:

•	The first sentence of the first paragraph of the section titled “Subscription Effective Dates; Transfer of Units” on page 7 of the Prospectus; and

•	The sections titled “Exchange Privilege” on pages 12 and 94 through 95 of the Prospectus.

6.	Summary of the Break-Even Analysis

The first bullet point on page 3 of the Prospectus is deleted in its entirety and replaced with the following:

Series J is subject to the fees and expenses described herein and will be successful only if significant profits are achieved. To break even, and prior to any applicable redemption charge, Series J must generate the below trading profits:

•	Series J, Class I 4.50%

•	Series J, Class II 2.10%

7.	Preferred Investment Solutions Corp.

(a)	The fourth sentence of the section titled “Preferred Investment Solutions Corp.” on page 4 of the Prospectus is deleted in its entirety and replaced with the following:

As of September 30, 2007, the Managing Owner and its Affiliates were acting as trading manager for commodity pools, funds of hedge funds and accounts with total capital (excluding “notional” funds) of approximately $3.9 billion of discretionary and non-discretionary assets, of which approximately $149.7 million was invested in commodity pools operated by the Managing Owner.

(b)	The sixth sentence of the section titled “Preferred Investment Solutions Corp.” on page 4 of the Prospectus and the second sentence of the fourth paragraph of the section titled “The Managing Owner – Background and Principals” on page 87 of the Prospectus are deleted in their entirety and replaced with the following:

Effective as of the date hereof, the Managing Owner serves as the commodity pool operator and managing owner of eight (8) public commodity pools (including Series J) and one open-ended investment company, which is an exempted commodity pool in Ireland.

8.	Change in Administrator

As of November 1, 2007, the Trust changed its administrator from DPM Mellon, LLC to Spectrum Global Fund Administration, L.L.C. Accordingly, the section titled “Summary-The Administrator” on page 3 of the Prospectus is deleted in its entirety and replaced with the following:

The Administrator

Spectrum Global Fund Administration, L.L.C., or Spectrum, a Delaware limited liability company located at 33 West Monroe – Suite 1000, Chicago, IL, USA, 60603, is the administrator of the Trust and provides certain administration and accounting services pursuant to the terms of a Services Agreement with the Trust effective November 1, 2007.

Headquartered in Chicago, IL, Spectrum was founded in 1998, and currently services approximately 230 clients and US$27 billion in alternative investment assets across all strategies. Spectrum employs over 200 professionals, with offices in Columbus, Ohio; New York; Cayman Islands; and Bangalore India. While smaller and less well known than other fund administrators, Spectrum utilizes superior internally-developed accounting systems, strong operational processes and controls, and the depth of managerial experience and knowledge.

Pursuant to the Services Agreement, Spectrum performs or supervises the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including administrative and accounting services. Spectrum also calculates Net Asset Value and the Net Asset Value per Unit.

The Services Agreement shall continue in force from launch for a period of eighteen months unless terminated on 90 days’ prior written notice by either party to the other party. If not terminated, the Services Agreement will renew itself for successive one-year terms subject to re-negotiation of the terms of compensation and services.

The Services Agreement provides for indemnification of Spectrum and its directors, officers and employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from fraud, negligence or willful misconduct on its part or on the part of its directors, officers, servants or agents) which may be imposed on, incurred by or asserted against Spectrum in performing its obligations or duties under the Services Agreement.

9.	Interest Income

The last sentence of the section titled “Segregated Accounts/Interest Income” on page 8 of the Prospectus is deleted in its entirety and replaced with the following:

Currently, the rate of interest expected to be earned is estimated to be 3.57% per annum, although such interest income is variable based on short-term interest rates.

10.	Routine Operational, Administrative and Other Ordinary Expenses

The second and third sentences of the sections titled “Routine Operational, Administrative and Other Ordinary Expenses” on pages 9 and 78 of the Prospectus are deleted in their entirety and replaced with the following:

For Series J, such routine expenses are currently estimated to be 0.78%.

11.	Organizational and Offering Expenses

(a)	The first sentence of the first paragraph of the sections titled “Organizational and Offering Expenses” on pages 10 and 79 of the Prospectus are deleted in its entirety and replaced with the following:

Expenses incurred with organizing the Trust and the initial offering of Units were $1,454,441, of which $1,384,181 was allocated to Series J.

(b)	The last sentence of the first paragraph of the sections titled “Organizational and Offering Expenses” on pages 10 and 79 of the Prospectus are deleted in its entirety and replaced with the following:

As of September 30, 2007, Series J has reimbursed the Managing Owner $566,845.

(c)	The last two sentences of the second paragraph of the section titled “Organizational and Offering Expenses” on pages 10 and 79 of the Prospectus are deleted in their entirety and replaced with the following:

Expenses incurred in connection with ongoing offering of Units are $1,078,238, of which $1,022,254 has been allocated to Series J. As of September 30, 2007, no ongoing offering expenses have been reimbursed to the Managing Owner.

12.	Break-Even Analysis

(a)	The chart in the section titled “Break-Even Amounts for Each Series” on page 12 of the Prospectus is deleted in its entirety and replaced with the following:

Series J, Class I: 4.50% (or $225.19 for each $5,000 invested); and

Series J, Class II: 2.10% (or $105.19 for each $5,000 invested).

(b)	The Breakeven Table and footnotes on pages 14 and 76 of the Prospectus are deleted in their entirety and replaced with the following:

“Breakeven Table”

	Amount of Expenses
	Series J10 Class I			Series J10 Class II2
Expense[1]	$		%	$		%
Managing Owner Management Fee		$25	0.50%		$25	0.50%
Advisors’ Base Fee		$108.33	2.17%		$108.33	2.17%
Advisors’ Incentive Fee[3]		$45.61	0.91%		$25.61	0.51%
Service Fee Reimbursement[4]		$100	2.00%		N/A	N/A
Sales Commission[5]		$50	1.00%		$50	1.00%
Administrative Expense[6]		$38.89	0.78%		$38.89	0.78%
Organization and Offering Expense Reimbursement[7]		$25	0.50%		$25	0.50%
Brokerage Commissions[8]		$10.86	0.22%		$10.86	0.22%
Interest Income[9]		$(178.50)	(3.57)%		$(178.50)	(3.57)%
12-Month Break Even		$225.19	4.50%		$105.19	2.10%

1.	The foregoing breakeven analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See “Charges” beginning on page 77 for an explanation of the expenses included in the “Breakeven Table.”

2.	Class II Units may be offered and sold only to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Class II Unitholders are not charged any Service Fee.

3.	Based on assumptions herein, the Advisors’ Incentive Fee is 0.91% for Class I and 0.51% for Class II.

4.

Investors who redeem all or a portion of their Series J, Class I Units before the first anniversary of the purchase of such Units will be subject to a redemption charge (which amount is reflected in this Service Fee item) in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.

5.

Each Unit purchased pays to Kenmar Securities Inc. in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of the month.

6.	Administrative expenses are currently estimated to be 0.78%. Actual expenses may be higher or lower. The Managing Owner expects that as the Net Asset Value of Series J increases, the administrative expenses of such Series will decline as a percentage of such Series’ Net Asset Value.

7.	Expense levels are assumed to be at maximum amount. Actual expenses may be lower.

8.	Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Series J Advisors, the total amount of brokerage commissions and trading fees varies based upon the trading frequency of such Advisors and the specific futures contracts traded. The estimates presented in the table above are prepared using historical data about the Advisors’ trading activities for December 2005 through September 2007.

9.	Interest income is currently estimated to be earned at a rate of 3.57%, although such interest income is variable based on short-term interest rates.

10.	For purposes of this breakeven analysis, we have assumed (i) that the Advisors will have identical performance and identical incentive fees, (ii) that the Advisors will generate a weighted average rate of brokerage commissions and other expenses equal to 0.22%, and (iii) a weighted average Advisors’ base fee of 2.17%. In actuality, the Advisors’ performance and incentive fees will be divergent among the Advisors, the Advisors will generate a weighted average rate of brokerage commissions and other expenses which could be higher or lower than 0.22% and, because Advisors’ base fees are assessed monthly while Series J will rebalance quarterly, weighted average Advisors’ base fees could be higher or lower than 2.17%.

13.	Organizational Chart

The chart titled “World Monitor Trust III – Organizational Chart” on page16 of the Prospectus is deleted in its entirety and replaced with the following:

WORLD MONITOR TRUST III

Organizational Chart

Investor
(Buys Units)
Correspondent
Selling Agent
(Sells Units)
Kenmar
Securities Inc.
(Selling Agent)
Wilmington Trust
Company
(Trustee)
Preferred Investment
Solutions Corp.
(Managing Owner)
World Monitor Trust III
Series J
(Class I and Class II)
Managed
Account
Managed
Account
Managed
Account
Advisory Agreement
Advisory Agreement
Advisory Agreement
Graham Capital
Management L.P.
(Advisor)
Eagle Trading
Systems, Inc.
(Advisor)
Ortus Capital
Management Limited
(Advisor)
Trading Authority
Trading Authority
Trading Authority
UBS Securities LLC
(Commodities Broker)
UBS AG
(Foreign Exchange Broker)
UBS Securities LLC
(Commodities Broker)
UBS AG
(Foreign Exchange Broker)
Futures and Forward
Markets
Futures
Markets
Forward
Markets

14.	The Risks You Face

(a)	The second sentence of the section titled “The Risks You Face – (4) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Trust Asset” on page 18 of the Prospectus is deleted in its entirety and replaced with the following:

Such fees and expenses include asset-based fees of up to 6.17% per annum for Series J, Class I Unitholders and up to 4.17% per annum for Series J, Class II Unitholders as well as incentive fees equal to 20% of net profits on a cumulative high water mark basis.

(b)	The first two sentences of the section titled “The Risks You Face-(9) Increase in Assets Under Management May Affect Trading Decisions” on page 19 of the Prospectus is deleted in its entirety and replaced with the following:

Many of the Advisors’ current equity under management is at or near its all-time high. As of September 30, 2007, Graham, Eagle and Ortus each managed approximately $5.3 billion, $2.4 billion and $1.2 billion, respectively. Graham and Ortus are near their all time high with respect to assets under management.

15.	Markets Traded

The chart of world markets traded by the Trust on page 28 of the Prospectus shall be updated by deleting the following:

(a)	Energy Products

•	Electricity

•	Propane

(b)	Agricultural Products

•	Canola

•	Feeder Cattle

•	Flaxseed

•	Orange Juice

•	Pork Bellies

•	Rapeseed

[Remainder of page left blank intentionally]

16.	Series J Performance

The following information updates the information relating to the performance of Series G, Class I, Series G, Class II, Series J, Class I and Series J, Class II on pages 30 and 31 of the Prospectus:

Series G, Class I

Name of Pool: World Monitor Trust III

Name of Series/Class: Series G, Class I

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $1,909,278

Current Net Asset Value: $1,144,506

Worst Monthly Percentage Drawdown: (4.97)% (02/2007

Worst Peak-to-Valley Drawdown: (11.62) (04/2006-02/2007)

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)
January	—	—	—	—		1.44%	(2.37)%
February	—	—	—	—		(0.86)%	(4.97)%
March	—	—	—	—		3.33%	(3.26)%
April	—	—	—	—		4.85%	6.11%
May	—	—	—	—		(2.50)%	10.32%
June	—	—	—	—		(1.07)%	5.19%
July	—	—	—	—		(2.29)%	(3.63)%
August	—	—	—	—		(1.73)%	(3.72)%
September	—	—	—	—		1.50%	4.90%
October	—	—	—	—		(0.20)%
November	—	—	—	—		1.28%
December	—	—	—	(3.49)%		0.25%
Compound Rate of Return	—	—	—	(3.49 (1 month	)% )	3.80%	7.56 (9 months	% )

Series G, Class II

Name of Pool: World Monitor Trust III

Name of Series/Class: Series G, Class II

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: June 2006

Aggregate Subscriptions: $1,393,702

Current Net Asset Value: $775,353

Worst Monthly Percentage Drawdown: (4.81)% (02/2007)

Worst Peak-to-Valley Drawdown: (7.80)% (05/2006-02/2007)

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)
January	—	—	—	—	—		(2.21)%
February	—	—	—	—	—		(4.81)%
March	—	—	—	—	—		(3.09)%
April	—	—	—	—	—		6.28%
May	—	—	—	—	—		10.06%
June	—	—	—	—	(0.87)%		5.37%
July	—	—	—	—	(2.15)%		(3.47)%
August	—	—	—	—	(1.39)%		(3.57)%
September	—	—	—	—	1.66%		5.10%
October	—	—	—	—	(0.01)%
November	—	—	—	—	1.46%
December	—	—	—	—	0.38%
Compound Rate of Return	—	—	—	—	(0.96 (7 months	)% )	8.77 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on page 31.

Series J, Class I

Name of Pool: World Monitor Trust III

Name of Series/Class: Series J, Class I

Type of Pool: Multi Advisor Pool; Multi Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $90,381,045

Current Net Asset Value: $71,410,535

Worst Monthly Percentage Drawdown: (5.04)% (02/2007)

Worst Peak-to-Valley Drawdown: (14.36)% (05/2006 to 03/2007)

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)
January	—	—	—	—		(1.33)%	(1.20)%
February	—	—	—	—		(0.53)%	(5.04)%
March	—	—	—	—		1.22%	(2.29)%
April	—	—	—	—		7.86%	2.54%
May	—	—	—	—		0.73%	5.56%
June	—	—	—	—		(2.16)%	4.91%
July	—	—	—	—		(3.67)%	(0.31)%
August	—	—	—	—		(1.72)%	(2.61)%
September	—	—	—	—		(0.77)%	2.80%
October	—	—	—	—		(1.12)%
November	—	—	—	—		1.04%
December	—	—	—	(2.62)%		1.75%
Compound Rate of Return	—	—	—	(2.62 (1 month	)% )	0.84%	3.88 (9 months	% )

Series J, Class II

Name of Pool: World Monitor Trust III

Name of Series/Class: Series J, Class II

Type of Pool: Multi Advisor Pool; Multi Advisor Series

Inception of Trading: May 2006

Aggregate Subscriptions: $3,201,550

Current Net Asset Value: $5,609,272

Worst Monthly Percentage Drawdown: (4.83)% (02/2007)

Worst Peak-to-Valley Drawdown: (12.65)% (05/2006 to 03/2007)

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)
January	—	—	—	—	—		(1.03)%
February	—	—	—	—	—		(4.83)%
March	—	—	—	—	—		(2.07)%
April	—	—	—	—	—		2.70%
May	—	—	—	—	2.13%		5.64%
June	—	—	—	—	(1.93)%		5.01%
July	—	—	—	—	(3.39)%		(0.11)%
August	—	—	—	—	(1.56)%		(2.38)%
September	—	—	—	—	(0.62)%		2.87%
October	—	—	—	—	(0.92)%
November	—	—	—	—	1.17%
December	—	—	—	—	1.93%
Compound Rate of Return	—	—	—	—	(3.29 (8 months	)% )	5.40 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on page 31.

Notes to Performance Information

In reviewing the descriptions of the performance of Series J, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income.

Investors should also note that, you should not rely on the past performance of Series J as an indication of future performance.

1.	Worst Monthly Percentage Drawdown is the largest monthly percentage loss experienced by Series J in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by Series J, expressed as a percentage of the total equity (including “notional” equity) of Series J. Worst Monthly Percentage Drawdown information includes the month and year of such drawdown, and is as of September 30, 2007.

2.	Worst Peak-to-Valley Drawdown is the largest percentage decline (after eliminating the effect of subscriptions and redemptions) experienced by Series J during the period covered by the performance summary from any month-end Net Asset Value, without such month-end Net Asset Value being equaled or exceeded as of a subsequent month-end. Worst Peak-to-Valley Drawdown is calculated on the basis of the loss experienced by Series J, expressed as a percentage of the total equity (including “notional” equity) in Series J, and is as of September 30, 2007.

17.	Distribution of the Trust’s Units

The last paragraph of the section titled “Market for the Trust’s Units, Distribution of the Trust’s Units and Related Unitholder Matters” on page 32 of the Prospectus is deleted in its entirety and replaced with the following:

As of September 30, 2007, there were 1,876 Series J Unitholders of record owning 755,139.170 Units, which include 8,017.041 General Units.

18.	Summary of Trading Advisor Programs

The following information updates and replaces the information relating to the Advisors, on pages 46 through 48 of the Prospectus

Advisors	Worst/Best Monthly Rate of Return1/ Month			Worst Peak-to-Valley Drawdown2/Time Period		Assets Under Management In Trust Program[3]	General Strategy Classification
Graham Capital Management, L.P. Global Diversified at 150% Leverage	(10.85 12.43	)% %	03/2003 05/2007	(21.70)%	11/2001- 04/2002	$460,475,000	Technical, Systematic Global Macro

Eagle Trading Systems Inc. Eagle Momentum Program	(9.32 14.16	)% %	01/2005 04/2006	(19.72)%	11/2004- 04/2005	$29,853,989	Technical, Systematic Global Macro

Ortus Capital Management Limited Major Currency Program	(6.70 8.22	)% %	08/2007 01/2004	(11.30)%	03/2004- 10/2004	$1,151,000,000	Systematic, Major Currencies

[1]

The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return of an account for the program traded for the Trust. Performance information is presented for the period from January 1, 2002 (or inception, if later) through September 30, 2007.

[2]

The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account or program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

[3]	Assets under management in the program traded for the Trust reflects nominal account or program size, which includes notional funds.

Leveraging

Futures trading is highly leveraged, as is each Advisor’s trading program. The average assets as margin with respect to Series J is 16.67%.

The above percentage is historical in nature and represents a composite of the average range of assets as margin used by the Advisors. The number may deviate either below or above the disclosed ranges.

Any change by Managing Owner in the leverage of the Trust is noted in the Trust’s monthly reports.

NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors’ performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the “Past Performance Information” section with respect to each Advisor.

1.	Name of CTA is the name of the Advisor that directed the accounts included in the performance summary.

2.	Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3.	Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4.	Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5.	Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through September 30, 2007.

6.	Aggregate assets (excluding “notional” equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through September 30, 2007.

7.	Aggregate assets (including “notional” equity) overall is the aggregate amount of total equity, including “notional” equity, under the management of the relevant Advisor in all programs operated by such Advisor through September 30, 2007.

8.	Aggregate assets (excluding “notional” equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through September 30, 2007.

9.	Aggregate assets (including “notional” equity) in program is the aggregate amount of total equity, including “notional” equity, under the management of the relevant Advisor in the program shown in the performance summary through September 30, 2007.

10.	Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by each such account or program, expressed as a percentage of the total equity (including “notional” equity) of such account or program. Largest monthly drawdown information includes the month and year of such drawdown through September 30, 2007.

11.

Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including “notional” equity) in such account through September 30, 2007.

12.	Monthly rate of return for any month in the Advisors’ performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

Monthly rates of return, in accordance with CFTC regulations and NFA rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, and with respect to performance information calculated prior to May 1, 2004, certain Advisors adopted a method of computing rate of return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory (the “Fully-Funded Subset Advisory”) published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory required that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance was so reported meet two tests which were designed to provide assurance that the Fully-Funded Subset and the resultant rates of return were representative of the particular trading program.

Effective May 1, 2004, monthly rate of return is calculated by certain Advisors by dividing net performance by the program’s or account’s aggregate nominal account size.

The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13.	Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

14.	Number of profitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2002 through September 30, 2007 with positive net performance as of the date the accounts were closed. It does not include accounts that opened prior to 2002 and closed in the period presented.

15.	Range of returns experienced by profitable accounts with respect to the period from January 1, 2002 through September 30, 2007.

16.	Number of unprofitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2002 through September 30, 2007 with negative net performance as of the date the accounts were closed. It does not include accounts that opened prior to 2002 and closed in the period presented.

17.	Range of returns experienced by unprofitable accounts with respect to the period from January 1, 2002 through September 30, 2007.

Graham Capital Management, L.P., or GCM, advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM’s performance information herein.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

19.	Graham Capital Management, L.P.

The following updates certain information relating to Graham Capital Management, L.P.:

(a)	The section titled “Management” on pages 49 through 53 of the Prospectus shall be deleted in its entirety and replaced with the following:

Kenneth G. Tropin is the Chairman and the founder of the Manager. He became an Associated Person and Principal of the Manager effective July 27, 1994. Mr. Tropin has developed the majority of the firm’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding the Manager in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., a commodity pool operator and commodity trading adviser, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, an investment bank, where he served as Director of Managed Futures and as President of Demeter Management Corporation, a commodity pool operator, and Dean Witter Futures and Currency Management Inc., a commodity trading advisor. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

Paul Sedlack is Chief Executive Officer and the General Counsel of the Manager. He became an Associated Person of the Manager effective November 20, 1998 and a Principal on August 21, 1998. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining the Manager in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Mark B. Werner is the President of the Manager responsible for oversight of the firm’s discretionary traders as well as the risk management department. He became a Principal of the Manager effective December 3, 2007 and is a pending Associated Person of the Manager effective November 21, 2007. Prior to joining GCM in November 2007, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation where he was employed from October 2004 through June 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee, and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank, JPMorgan Chase (and predecessors) including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Robert E. Murray is the Chief Operating Officer of the Manager and is responsible for the management and oversight of client services, systematic trading, and technology at the Manager. He became an Associated Person and Principal of the Manager effective June 27, 2003. Prior to joining the Manager, from 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various entities at the investment bank, Morgan Stanley (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an Executive Vice President, and the Chief Trader of the Manager. He became an Associated Person of the Manager effective September 12, 1994 and a Principal on November 30, 1995. He is responsible for managing the Manager’s systematic futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and futures commission merchants, or FCMs. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1997.

Robert G. Griffith is an Executive Vice President of the Manager, responsible for evaluating and implementing research-related initiatives. He became an Associated Person and Principal of the Manager effective March 8, 1996. Prior to joining the Manager, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Savvas Savvinidis, C.P.A., joined the Manager in April 2003 as Chief Financial Officer and became an Associated Person and a Principal of the Manager effective July 2, 2003. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994, each an investment management firm. From May 1988 to June 1993, he worked at Lehman Brothers, the investment bank, and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986.

Fred J. Levin is the Chief Economist and a Senior Discretionary Trader of the Manager specializing in fixed income markets with particular emphasis on short-term interest rates. He became an Associated Person of the Manager effective December 8, 1999 and a Principal on March 11, 2000. Prior to joining the Manager in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc., a bond trading firm. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital, an investment management firm. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil, an oil trading firm. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Alex Mucelli is an Executive Vice President of the Manager, specializing in institutional client relationships as well as the development of structured products and portable alpha initiatives. He became an Associated Person and a Principal of the Manager effective May 22, 2006. Prior to joining the Manager in March 2006, Mr. Mucelli held the positions of Chief Operating Officer and Head of Client Services at Arden Asset Management, LLC, a New York based fund of hedge funds which, at the time of his departure, was a leading absolute return low volatility focused fund provider with a diverse institutionally focused product mix and approximately $10 billion under management. Prior to joining Arden in February 2003, Mr. Mucelli held various positions with Goldman Sachs & Co., the investment bank, from March 1994 to December 2002, including leadership roles within the firm’s sales and trading businesses, Goldman Sachs Wealth Management, and the Investment Banking Division. Mr. Mucelli received a B.A. in History from Hamilton College in 1986.

William Pertusi is the Risk Manager of the Manager, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in the Manager’s diverse trading strategies. He became an Associated Person of the Manager effective July 24, 2006 and a Principal on November 28, 2006. Prior to joining the Manager in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. From July 2002 to July 2004, he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc., the investment bank, including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998, he worked at Lehman as Senior Vice President holding positions in sales, trading and risk management. Mr. Pertusi worked at Credit Suisse First Boston, the investment bank as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc., an investment bank, from June 1990 to January 1992 and Assistant Vice President in fixed income sales at The First Boston Corporation, an investment bank, from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of the Manager. He became an Associated Person of the Manager effective November 10, 2000 and a Principal on November 15, 2007. Mr. Fox joined the Manager in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined the Manager’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading adviser, concluding as the director of research. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a Principal of the Manager. He became an Associated Person of the Manager effective April 16, 2004 and a Principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining the Manager in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Steven T. Aibel is a discretionary trader of the Manager, specializing in global macro markets with a primary focus on foreign exchange. He became an Associated Person of the Manager effective January 13, 2004 and a Principal on February 9, 2004. Prior to joining the Manager in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase, the investment bank, from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co., the investment bank, in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers, the investment bank from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston, the investment bank, as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital, an investment management firm, from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an M.B.A. in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

Eric C. Fill is a discretionary trader of the Manager, specializing in foreign currency. He became an Associated Person of the Manager effective May 3, 2005 and a Principal on May 17, 2005. Prior to joining the Manager in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

Sanjeev Gupta is a discretionary trader and a Principal of the Manager, specializing in the global fixed income and foreign exchange markets. He became an Associated Person of the Manager effective August 20, 2007 and a Principal on October 11, 2007. Prior to joining the Manager in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor and Vega Asset Management USA LLC, an investment management firm from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta was a Senior Vice President at Banco Santander, trading fixed income and foreign exchange. From June 1986 to August 1990,

Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from The Wharton School of the University of Pennsylvania in May 1992.

Robert C. Hill is a discretionary trader of the Manager, specializing in the energy commodity markets. He became an Associated Person of the Manager effective August 5, 2003 and a Principal on August 11, 2003. Prior to joining the Manager in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group, a business consulting group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy, an energy distributor. From March 1997 to October 1999, Mr. Hill was an energy trader at the energy trading firm Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked as a distribution coordinator for energy products for Enterprise Products Company, an energy distributor. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

Britton Holland is a discretionary trader of the Manager, specializing in the energy commodity markets. He became an Associated Person of the Manager effective April 6, 2005 and a Principal on April 27, 2005. Prior to joining the Manager in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation, an energy distributor. From August 1998 to April 2002, he was employed in various groups at Duke Energy, ranging from Risk Management to Term Deal Origination, before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader of the Manager specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an Associated Person of the Manager effective February 15, 2007 and a Principal on June 5, 2007. Prior to joining the Manager in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. From January 2002 through February 2004, Mr. Jacolow served as a trading manager for Cunningham Asset Management, an investment management firm in London. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and a M.B.A. in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader of the Manager, specializing in global macro markets with a focus on fixed income and currencies. He became an Associated Person of the Manager effective June 12, 2006 and a Principal on June 22, 2006. Prior to joining the Manager in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York, an investment management firm. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader of the Manager, specializing in long/short credit strategies. He became an Associated Person and Principal of the Manager effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining the Manager in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a Trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Raymond T. Murphy is a discretionary trader of the Manager, specializing in statistical option volatility strategies relating to equity index and individual commodity markets. He became an Associated Person and Principal of the Manager effective, respectively, December 1 and December 7, 2006. Prior to joining the Manager in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person of Carter Road LLC, a commodity trading advisor, (from March 2004 to December 2006), where he was a senior trader; with Intermarket Brokerage LLC, an introducing broker, (from September 2002 through March 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC, a commodity trading advisor, (from September 2002 through December 2003), where he was a senior trader and principal. Mr. Murphy was also registered with the NFA as a floor broker from November 24, 1987 to June 27, 1990 and from September 16, 1993 to March 8, 2007. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Stephan Wenger is a discretionary trader and a Principal of the Manager, specializing in the global fixed income and foreign exchange markets. He became an Associated Person of the Manager effective August 29, 2007 and a Principal on October 11, 2007. Prior to joining the Manager in May 2007, Mr. Wenger was Manager of Short-Term Interest Rates Trading at the investment bank Citigroup for the proprietary and macro desks since October 1997. From September 1994 to June 1997, Mr. Wenger served as Deputy of the Head Desk at Union Bank of Switzerland in Zurich, responsible for trading G11 rates and foreign exchange. From January 1991 to August 1994, Mr. Wenger was employed by Swiss Volksbank as a proprietary G11 foreign exchange trader. Mr. Wenger earned a Federal Diploma from the Swiss Banking School in 1989 and a FX Diploma from the FOREX England/Bank of England in 1994.

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(b)	The following updates performance information relating to Graham Capital Management, L.P. on pages 56 through 61 of the Prospectus:

Global Diversified Program at 150% Leverage

Graham trades this program on behalf of Series J. The following summary performance information and chart present the composite results (unless otherwise noted) of the Global Diversified Program at 150% Leverage for the period from January 2002 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: May 1, 1997

Number of open accounts: 7

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $460,475,000

Largest monthly drawdown (of an account): (10.85)% (03/2003)

Largest peak-to-valley drawdown (of an account): (21.70)% (11/2001 to 04/2002)

Number of profitable accounts that have opened and closed: 4

Range of returns experienced by profitable accounts: 2.79% to 95.42%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)
January	2.44%	9.64%	1.88%	(8.56)%	2.15%	(1.72)%
February	(3.32)%	8.10%	9.48%	(1.80)%	(0.28)%	(4.91)%
March	(3.84)%	(8.85)%	(0.01)%	1.02%	4.25%	(2.72)%
April	(5.27)%	(0.89)%	(9.48)%	(7.97)%	6.31%	6.19%
May	5.67%	9.58%	(4.64)%	1.01%	(2.68)%	12.43%
June	11.30%	(5.70)%	(3.69)%	3.57%	(0.92)%	6.21%
July	11.25%	(0.38)%	(4.98)%	(2.13)%	(2.08)%	(3.27)%
August	6.81%	1.19%	0.69%	3.18%	(1.55)%	(3.53)%
September	5.67%	(8.35)%	5.72%	2.98%	2.33%	4.55%
October	(6.75)%	8.62%	7.55%	0.72%	0.19%
November	(3.55)%	1.19%	6.24%	0.82%	1.38%
December	10.39%	4.87%	5.15%	(1.47)%	0.42%
Compound Rate of Return	32.25%	17.82%	12.67%	(9.13)%	9.52%	12.46 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Global Diversified Program at 125% Leverage

The following summary performance information presents the composite results of the Global Diversified Program at 125% Leverage for the period from March 2007 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: March 1, 2007

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $40,727,000

Largest monthly drawdown (of an account): (3.03)% (08/2007)

Largest peak-to-valley drawdown (of an account): (5.66)% (07/2007 to 08/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 15.63% (7 months)

2006 compound rate of return: N/A

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

Global Diversified Program at Standard Leverage

The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 2002 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: February 2, 1995

Number of open accounts: 5

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $586,711,000

Largest monthly drawdown (of an account): (7.43)% (04/2004)

Largest peak-to-valley drawdown (of an account): (15.71)% (11/2001 to 04/2002)

Number of profitable accounts that have opened and closed: 6

Range of returns experienced by profitable accounts: 0.03% to 31.76%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (0.71)% to (1.58)%

2007 compound rate of return: 8.83% (9 months)

2006 compound rate of return: 8.50%

2005 compound rate of return: (5.15)%

2004 compound rate of return: 8.92%

2003 compound rate of return: 10.80%

2002 compound rate of return: 18.41%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

K4 Program at Standard Leverage

The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 2002 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: K4 Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 4, 1999

Number of open accounts: 2

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $306,316,000

Largest monthly drawdown (of an account): (9.07)% (09/2003)

Largest peak-to-valley drawdown (of an account): (16.76)% (01/2005 to 04/2005)

Number of profitable accounts that have opened and closed: 7

Range of returns experienced by profitable accounts: 3.81% to 83.46%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 5.55% (9 months)

2006 compound rate of return: 2.08%

2005 compound rate of return: (12.04)%

2004 compound rate of return: 0.46%

2003 compound rate of return: 17.05%

2002 compound rate of return: 29.83%

K4 Program at 150% Leverage

The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 2002 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: K4 Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: June 1, 1999

Number of open accounts: 4

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $444,537,000

Largest monthly drawdown (of an account): (13.62)% (09/2003)

Largest peak-to-valley drawdown (of an account): (24.37)% (01/2005 to 04/2005)

Number of profitable accounts that have opened and closed: 8

Range of returns experienced by profitable accounts: 3.18% to 45.54%

Number of unprofitable accounts that have opened and closed: 5

Range of returns experienced by unprofitable accounts: (1.66)% to (13.02)%

2007 compound rate of return: 13.17% (9 months)

2006 compound rate of return: 7.45%

2005 compound rate of return: (15.79)%

2004 compound rate of return: 0.53%

2003 compound rate of return: 24.13%

2002 compound rate of return: 48.10%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Graham Selective Trading Program at Standard Leverage

The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 2002 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: Graham Selective Trading Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 7, 1998

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $240,316,000

Largest monthly drawdown (of an account): (9.91)% (04/2004)

Largest peak-to-valley drawdown (of an account): (23.64)% (03/2004 to 08/2004)

Number of profitable accounts that have opened and closed: 1

Range of returns experienced by profitable accounts: 10.64%

Number of unprofitable accounts that have opened and closed: 9

Range of returns experienced by unprofitable accounts: (1.42)% to (23.61)%

2007 compound rate of return: 6.10% (9 months)

2006 compound rate of return: 3.74%

2005 compound rate of return: (9.90)%

2003 compound rate of return: 21.82%

2002 compound rate of return: 30.11%

Multi-Trend Program

The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: Multi-Trend Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: September 2, 2003

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $20,160,000

Largest monthly drawdown (of an account): (8.05)% (04/2004)

Largest peak-to-valley drawdown (of an account): (18.41)% (03/2004 to 08/2004)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 1

Range of returns experienced by unprofitable accounts: (1.28)%

2007 compound rate of return: 8.71% (9 months)

2006 compound rate of return: 4.37%

2005 compound rate of return: (9.38)%

2004 compound rate of return: (3.14)%

2003 compound rate of return: 3.83% (4 months)

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Multi-Trend Program at 125% Leverage

The following summary performance information presents the composite results of the Multi-Trend Program at 125% Leverage for the period from April 2006 through September 2007.

Name of CTA: Graham Capital Management, L.P.

Name of program: Multi-Trend Program at 125% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: April 1, 2006

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $5,472,507,000

Aggregate assets in program including “notional” equity: $216,780,000

Largest monthly drawdown (of an account): (4.36)% (02/2007)

Largest peak-to-valley drawdown (of an account): (8.27)% (05/2006 to 08/2006)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 12.64% (9 months)

2006 compound rate of return: 0.77% (9 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

20.	Eagle Trading Systems Inc.

The following updates certain information relating to Eagle Trading Systems Inc.:

(a)	The biography of Eileen McFarlane on page 62 of the Prospectus is deleted in its entirety and replaced with the following:

Eileen McFarlane-Kovacs is the Chief Financial Officer and Chief Operating Officer of Eagle and is a member of the NFA. Ms. McFarlane-Kovacs joined Eagle in 2003 and is responsible for all aspects of Eagle’s financial operations including controllership, regulatory compliance, tax compliance, corporate administrative functions, and human resources. Ms. McFarlane-Kovacs is a CPA, and prior to joining Eagle in May 2003, was employed in public accounting practice for over fifteen years. Ms. McFarlane-Kovacs was employed by Wilkin & Guttenplan, PC from May 1988 through November 2001 and by WithumSmith&Brown, PC from November 2001 to May 2003. Throughout her tenure in public accounting practice, Ms. McFarlane-Kovacs provided audit, accounting, consulting and tax services to clients in a variety of industries. Ms. McFarlane-Kovacs received a BS degree in accounting with highest distinction from Rutgers University in 1988.

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(b)	The following updates markets traded and performance information relating to Eagle Trading Systems Inc. on page 64 of the Prospectus:

Set forth is a list of the futures markets that the Eagle Momentum Program currently tracks and in which it may trade. Eagle in its sole discretion reserves the right to change the markets and exchanges in which it trades. The following parenthetical numbers reflect the approximate sector allocations of the EMP as of September 30, 2007. Due to the short to intermediate nature of EMP, positions and sector allocations can change considerably from one month to another.

STOCK INDICES	15%	ENERGY	12%
DAX	EUREX	Crude Oil	NYMEX

S&P	CME	RBOB Gasoline	NYMEX

Nasdaq 100	CME	Natural Gas	NYMEX

Hang Seng	HKFE	Heating Oil	NYMEX

Taiwan Index	SGX

NIKKEI	OSE

FOREIGN FINANCIAL INSTRUMENTS	12%	CURRENCIES	45%

German Bund	EUREX	Euro Currency	CME

German Bobl	EUREX	Japanese Yen	CME

Long Gilt	Euronext LIFFE	Swiss Franc	CME

JGB	TSE	Canadian Dollar	CME

Aussie 10yr Bond	SFE	Australian Dollar	CME

		Mexican Peso	CME

		British Pounds	CME

GRAINS	13%	METALS	3%
Soybeans	CBOT	Aluminum	LME

Corn	CBOT	Copper	LME

Wheat	CBOT	Gold	NYMEX

US FINANCIAL INSTRUMENTS	0%

10 Year Treasury Notes	CBOT

5 Year Treasury Notes	CBOT

(c)	The following updates performance information relating to Eagle Trading Systems Inc. on pages 66 through 70 of the Prospectus:

Eagle Momentum Program (Capsule A)

Eagle trades this program on behalf of Series J. The following summary performance information and chart present the composite results (unless otherwise noted) of the Eagle Momentum Program for the period from October 2003 through September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Momentum Program

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $2,447,345,212

Aggregate assets overall including “notional” equity: $1,198,880,371

Aggregate assets in program excluding “notional” equity: $29,853,989

Aggregate assets in program including “notional” equity: $29,853,989

Largest monthly drawdown (for an account): (9.32)% (01/2005)

Largest peak-to-valley drawdown (for an account): (19.72)% (11/2004 to 04/2005)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 2.67% to 14.19%

Number of unprofitable accounts that have opened and closed: 3

Range of returns experienced by unprofitable accounts: (3.76)% to (12.12)%

Monthly Rate of Return	2002(%)	2003(%)		2004(%)	2005(%)	2006(%)	2007(%)
January	—	—		(0.64)%	(9.32)%	(7.08)%	0.12%
February	—	—		3.12%	(5.22)%	(2.51)%	(6.85)%
March	—	—		(1.40)%	2.09%	1.75%	(4.48)%
April	—	—		(2.57)%	(6.48)%	14.16%	1.82%
May	—	—		(0.59)%	3.09%	2.73%	10.36%
June	—	—		(5.82)%	0.38%	(1.63)%	4.94%
July	—	—		0.74%	7.40%	(5.38)%	3.71%
August	—	—		1.19%	8.78%	1.17%	2.65%
September	—	—		6.90%	(8.43)%	0.89%	0.93%
October	—	1.56%		(4.41)%	4.02%	(1.89)%
November	—	(0.43)%		11.37%	(0.06)%	4.06%
December	—	3.91%		(2.16%)	(2.52)%	4.88%
Compound Rate of Return	—	5.08 (3 months	% )	4.60%	(7.94)%	9.96%	12.87 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Eagle Global System (Capsule B)

The following summary performance information presents the composite results of the Eagle Global System for the period from January 2002 through September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Global System

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 1995

Number of open accounts: 4

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $273,623,181

Aggregate assets in program including “notional” equity: $276,204,231

Largest monthly drawdown (for an account): (12.94)% (04/2004)

Largest peak-to-valley drawdown (for an account): (32.08)% (10/2003 to 09/2004)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 9.05% to 28.94%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (18.14)% to (29.71)%

2007 compound rate of return: 6.66% (9 months)

2006 compound rate of return: 22.43%

2005 compound rate of return: 25.82%

2004 compound rate of return: (19.69)%

2003 compound rate of return: 28.00%

2002 compound rate of return: 23.35%

Eagle Yield Enhancement (Capsule C)

The following summary performance information presents the composite results of the Eagle Yield Enhancement for the period from January 2002 through September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Yield Enhancement

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 2000

Number of open accounts: 8

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $552,407,389

Aggregate assets in program including “notional” equity: $1,742,275,113

Largest monthly drawdown (for an account): (4.18)% (02/2007)

Largest peak-to-valley drawdown (for an account): (11.38)% (05/2003 to 09/2004)

Number of profitable accounts that have opened and closed: 6

Range of returns experienced by profitable accounts: 0.31% to 15.20%

Number of unprofitable accounts that have opened and closed: 22

Range of returns experienced by unprofitable accounts: (1.24)% to (16.36)%

2007 compound rate of return: (0.37)% (9 months)

2006 compound rate of return: 1.52%

2005 compound rate of return: 5.57%

2004 compound rate of return: (1.46)%

2003 compound rate of return: (3.82)%

2002 compound rate of return: 12.64%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Eagle System (Capsule D)

The following summary performance information presents the composite results of the Eagle System for the period from January 2002 through September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle System

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 1993

Number of open accounts: 2

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $47,125,516

Aggregate assets in program including “notional” equity: $47,125,516

Largest monthly drawdown (for an account): (12.20)% (04/2004)

Largest peak-to-valley drawdown (for an account): (37.75)% (10/2003 to 09/2004)

Number of profitable accounts that have opened and closed: 6

Range of returns experienced by profitable accounts: 9.09% to 1,085.40%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: (7.27)% (9 months)

2006 compound rate of return: 13.42%

2005 compound rate of return: 19.13%

2004 compound rate of return: (24.65)%

2003 compound rate of return: 26.45%

2002 compound rate of return: 36.48%

Eagle Matrix (Capsule E)

The following summary performance information presents the composite results of the Eagle Matrix for the period from October 2003 through September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Matrix

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $10,087,346

Aggregate assets in program including “notional” equity: $10,087,346

Largest monthly drawdown (for an account): (6.70)% (04/2004)

Largest peak-to-valley drawdown (for an account): (17.07)% (08/2003 to 07/2004)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 2.90% to 4.30%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 3.03% (9 months)

2006 compound rate of return: 12.38%

2005 compound rate of return: 15.21%

2004 compound rate of return: (4.11)%

2003 compound rate of return: (5.17)% (3 months)

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Eagle Risk Allocation (Capsule F)

The following summary performance information presents the composite results of the Eagle Risk Allocation for the period from June 2004 to September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Risk Allocation

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: June 2004

Number of open accounts: 2

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $1,239,584

Aggregate assets in program including “notional” equity: $57,255,651

Largest monthly drawdown (for an account): (9.42)% (02/2007)

Largest peak-to-valley drawdown (for an account): (21.76)% (04/2006 to 08/2007)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 18.29% to 37.47%

Number of unprofitable accounts that have opened and closed: 1

Range of returns experienced by unprofitable accounts: (6.63)%

2007 compound rate of return: (13.56)% (9 months)

2006 compound rate of return: 5.62%

2005 compound rate of return: 25.60%

2004 compound rate of return: 7.75% (7 months)

2003 compound rate of return: N/A

2002 compound rate of return: N/A

Custom Account 1 (Capsule G)

The following summary performance information presents the composite results of Custom Account 1 for the period from October 2006 to September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Multi Strategy

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2006

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $178,871,946

Aggregate assets in program including “notional” equity: $178,871,946

Largest monthly drawdown (for an account): (6.72)% (02/2007)

Largest peak-to-valley drawdown (for an account): (12.56)% (01/2007 to 03/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 4.12% (9 months)

2006 compound rate of return: 1.57% (3 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

Custom Account 2 (Capsule H)

The following summary performance information presents the composite results of Custom Account 2 for the period from October 2006 to September 2007.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Multi Strategy

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2006

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,305,212

Aggregate assets in program excluding “notional” equity: $105,671,420

Aggregate assets in program including “notional” equity: $105,671,420

Largest monthly drawdown (for an account): (4.61)% (02/2007)

Largest peak-to-valley drawdown (for an account): (5.46)% (01/2007 to 03/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 6.29% (9 months)

2006 compound rate of return: 1.59% (3 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

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21.	Ortus Capital Management Limited

(a)	The following updates performance information relating to Ortus Capital Management Limited on page 74 of the Prospectus:

Ortus Major Currency Program

Ortus trades this program on behalf of Series J. The following summary performance information and chart present the composite results (unless otherwise noted) of the Ortus Major Currency Program for the period from September 2003 through September 2007.

Name of Trading Advisor: Ortus Capital Management Limited/Ortus Capital Management (Cayman) Limited

Name of program: Ortus Major Currency Program

Inception of client account trading by Trading Advisor: September 26, 2003

Inception of client account trading in program: September 26, 2003

Number of open accounts: 8

Aggregate assets overall including “notional” equity: $1,177,000,000

Aggregate assets in program including “notional” equity: $1,151,000,000

Largest monthly drawdown (of an account): (6.70)% (08/2007)

Largest peak-to-valley drawdown (of an account): (11.30)% (03/2004 to 10/2004)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

Monthly Rate of Return	2002(%)	2003(%)		2004(%)	2005(%)	2006(%)	2007(%)
January	—	—		8.22%	3.99%	3.84%	2.17%
February	—	—		5.54%	3.07%	(2.83)%	(2.16)%
March	—	—		(6.00)%	(1.23)%	2.17%	1.86%
April	—	—		(3.52)%	4.94%	(0.06)%	1.90%
May	—	—		0.70%	(0.28)%	0.35%	(2.35)%
June	—	—		(2.71)%	2.01%	1.51%	4.63%
July	—	—		2.50%	(0.16)%	7.03%	0.00%
August	—	—		(2.20)%	(4.54)%	3.40%	(6.70)%
September	—	—		0.61%	4.67%	(0.13)%	3.64%
October	—	6.56%		(1.03)%	3.40%	5.42%
November	—	2.41%		1.55%	1.05%	5.02%
December	—	7.10%		0.67%	(1.86)%	4.80%
Compound Rate of Return	—	16.88 (3 months	% )	3.56%	15.60%	34.59%	2.50 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

(b)	The following performance information relating to the Ortus Multi-Strategy Program shall be included in the Prospectus:

Ortus Multi-Strategy Program

The following summary performance information presents the composite results of the Ortus Major Currency Program for the period from August 2007 through September 2007.

Name of Trading Advisor: Ortus Capital Management Limited/Ortus Capital Management (Cayman) Limited

Name of program: Ortus Multi-Strategy Program

Inception of client account trading by Trading Advisor: September 26, 2003

Inception of client account trading in program: August 1, 2007

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $1,177,000,000

Aggregate assets in program including “notional” equity: $26,400,000

Largest monthly drawdown (of an account): (3.42)% (08/2007)

Largest peak-to-valley drawdown (of an account): (3.42)% (08/2007 to 08/2007)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2007 compound rate of return: 1.22% (2 months)

2006 compound rate of return: N/A

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

22.	Advisor’s Fees

The last sentence of the first paragraph in the section titled “Advisors’ Fees” on page 77 of the Prospectus shall be deleted in its entirety and replaced with the following:

The aggregate Advisors’ base fees paid by Series J are expected roughly to approximate the weighted average of the Advisors’ base fees or 2.17%.

23.	Investment of the Managing Owner in the Trust

The last sentence of the second paragraph of the section titled “The Managing Owner - Background and Principals” on page 87 of the Prospectus and the second full sentence of the section titled “Investment of the Managing Owner in the Trust” on page 93 of the Prospectus shall be deleted in their entirety and replaced with the following:

As of September 30, 2007, the Managing Owner has subscribed for 7,461.8705 Series J, Class I General Units and 555.1707 Series J, Class II General Units.

24.	Change in Accountant

As of October 15, 2007, the Trust changed its independent accountant from Deloitte & Touche LLP to Eisner LLP. Accordingly, the first paragraph of the section titled “Experts” on page 107 of the Prospectus shall be deleted in its entirety and replaced with the following:

Arthur F. Bell, Jr. & Associates, L.L.C. served as the independent registered public accounting firm for the Trust during the period September 28, 2004 (inception) through December 1, 2005, Deloitte & Touche LLP served as the independent registered public accounting firm for the Trust from December 1, 2005 through September 14, 2007. Eisner LLP has served as the independent public accounting firm for the Trust since October 15, 2007.

25.	Performance of Commodity Pools Operated by the Managing Owner

The following information amends and replaces the information included in the section entitled “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” set forth on pages 109 through 114 of the Prospectus:

PERFORMANCE OF COMMODITY

POOLS OPERATED BY THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. Series J of the Trust differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Trust and the Series) since January 1, 2002. The Managing Owner has offered certain of these pools exclusively on a private basis to financially sophisticated investors — either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

The pools, the performance of which is summarized herein, are materially different in certain respects from the Series of the Trust, and the past performance summaries of such pools are generally not representative of how Series J of the Trust might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner’s capabilities in advisor selection by indicating the past performance of the pools sponsored by the Managing Owner.

Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of nine (9) public commodity pools and four open-ended investment companies, which were exempted commodity pools in Ireland. Effective as of the date hereof, the Managing Owner serves as the commodity pool operator and managing owner of eight (8) public commodity pools (including Series J) and one open-ended investment company, which is an exempted commodity pool in Ireland.

All summary performance information is current as of September 30, 2007 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2002 or, if later, the inception of the pool in question. CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is disclosed starting as of October 1, 2004.

INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND SERIES J OF THE FUND.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

Assets Under Management

The Managing Owner – Total assets under management as of September 30, 2007	$149.7 million
The Managing Owner –Total assets under multi-advisor management as of September 30, 2007	$78.1 million
The Managing Owner and affiliates – Total assets under management as of September 30, 2007	$3.9 billion

Multi-Advisor Pools

These are all of the multi-advisor pools operated by the Managing Owner since January 1, 2002. The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pools

These are all of the pools (other than pools for the research and development of traders) operated by the Managing Owner since January 1, 2002 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

Pools for the Research and Development of Advisors

These are all of the pools operated by the Managing Owner since January 1, 2002 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

[Remainder of page left blank intentionally.]

	TYPE OF POOL	START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW- DOWN & MONTH	% WORST PEAK-TO- VALLEY DRAW- DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS
									2002	2003	2004	2005	2006	2007†
MULTI-ADVISOR POOLS
Kenmar Global Trust	*	05/1997	—	55,651,122	5,414,399	112.96	(7.42) 01/2005	(22.90) 05/2003- 07/2006	14.81	0.23	(2.69)	(9.42)	5.70	18.26 (9 mos.)
International Futures Fund D PLC†	*	10/1996	05/2005	N/A	0	7.34 (05/27/2005)	(8.56) 05/2005	(19.14) 11/2004- 05/2005	—	—	1.73 (3 mos.)	(17.74) (5 mos.)	—	—
Kenmar Performance Partners L.P.	**	08/1985	03/2002	265,038,978	0	0	(22.66) 06/2000	(74.94) 10/1998- 01/2002	(11.31) (3 mos.)	—	—	—	—	—
SINGLE ADVISOR POOLS
World Monitor Trust III – Series H (Class I)		12/2005	04/2007	1,927,409	0	88.85 (04/30/2007)	(4.68) 09/2006	(20.07) 05/2006- 02/2007	—	—	—	(2.33) (1 mo.)	(7.31)	(1.86) (4 mos.)
World Monitor Trust III – Series H (Class II)		06/2006	04/2007	528,000	0	82.65 (04/30/2007)	(4.51) 09/2006	(18.83) 05/2006- 02/2007	—	—	—	—	(15.86) (7 mos.)	(1.77) (4 mos.)
World Monitor Trust III – Series I (Class I)		12/2005	04/2007	833,300	0	88.62 (04/30/2007)	(8.69) (01/2006)	(14.55) 12/2005- 02/2006	—	—	—	(3.57) (1 mo.)	3.09	(10.84) (4 mos.)
Diversified Futures Trust I†,***	*	01/1995	—	N/A	11,042,744	233.42	(10.11) 0120/05	(11.87) 11/2004- 04/2005	—	—	10.88 (3 mos.)	(2.22)	(4.26)	(4.81) (9 mos.)
Futures Strategic Trust†,***	*	05/1996	—	N/A	4,276,971	108.98	(3.25) 04/2005		—	—	12.08 (3 mos.)	(8.01)	0.88	8.72 (9 mos.)
World Monitor Trust– Series A†, #	Single	06/1998	08/2006	N/A	0	83.23 08/25/2006	(5.18) 08/2005	(7.97) 11/2004- 03/2005	—	—	(2.15) (3 mos.)	7.72	(4.57) (8 mos.)	—
World Monitor Trust – Series B†, #	Single	06/1998	08/2006	N/A	0	92.65 08/25/2006	(6.33) 03/2005	(18.29) 11/2004- 10/2005	—	—	(1.02) (3 mos.)	(15.80)	(0.37) (8 mos.)	—
World Monitor Trust II– Series D†, #	Single	03/2000	—	N/A	8,311,980	105.28	(11.32) 07/2007	(18.66) 05/2006- 11/2006	—	—	8.19 (3 mos.)	(3.95)	0.84	(12.16) (9 mos.)
World Monitor Trust II– Series E†, #	Single	04/2000	—	N/A	19,350,416	171.37	(13.65) 11/2001	(19.58) 12/2004- 05/2005	—	—	19.17 (3 mos.)	(13.74)	2.67	4.67 (9 mos.)

	TYPE OF POOL	START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW- DOWN & MONTH	% WORST PEAK-TO- VALLEY DRAW- DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS
									2002	2003	2004	2005	2006	2007†
World Monitor Trust II– Series F†, #	Single	03/2000	—	N/A	30,578,234	163.40	(11.26) 07/2007	(16.83) 06/2007- 08/2007	—	—	6.18 (3 mos.)	9.57	2.56	(8.53) (9 mos.)
Diversified Futures Trust II	Single	03/1997	05/2007	N/A	0	91.82	(15.09) 01/2005	(37.70) 11/2004- 02/2006	—	—	25.16 (3 mos.)	21.67	(11.65)	(13.97) (5 mos.)
Diversified Futures Fund L.P.†	Single	10/1988	—	N/A	3,204,997	312.31	(15.77) 06/2006	(42.36) 11/2004- 02/2007	—	—	29.98 (3 mos.)	(23.97)	(17.42)	0.99 (9 mos.)
International Futures Fund B PLC†, #	Single	07/1996	—	N/A	7,866,078	14.87	(21.62) 03/2007	(28.64) 11/2004- 02/2006	—	—	40.79 (3 mos.)	(20.38)	(12.59)	(9.62) (2 mos.)
International Futures Fund C PLC†	Single	6/1996	09/2005	N/A	0	11.890 09/02/2005	(14.25) 08/2005	(26.38) 06/2005- 08/2005	—	—	7.93 (3 mos.)	(20.31)	—	—
International Futures Fund F PLC†	Single	9/1997	08/2005	N/A	0	11.72 9/2/05	(12.54) 07/2005	(24.25) 11/2004- 08/2005	—	—	15.26 (3 mos.)	(20.93) 9/2/05	—	—
The Fulcrum Fund LP1	Single	04/1997	12/2003	62,688,110	0	0	(21.22) 06/2000	(68.16) 07/1999- 09/2003	5.72	(15.99)	—	—	—	—
POOLS FOR RESEARCH AND DEVELOPMENT OF TRADERS
Kenmar Venture Partners L.P.[2]	*	03/1987	12/2002	2,625,000	0	N/A3	(7.82) 12/2001	(9.91) 10/2001- 02/2002	2.39	—	—	—	—	—

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

†	The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.

†	Current as of September 30, 2007, unless otherwise noted.

#	Current as of September 28, 2007

[1]

Formerly The Dennis Fund LP “B” and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Preferred Investment Solutions Corp. no longer serves as general partner.

[2]

Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner’s ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

Footnotes to Performance Information

1.	Name of Pool.

2.	Type of Pool:

“Single” means that the assets are managed by one commodity trading advisor.

* Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a “multi-advisor pool” as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool’s funds available for trading.

** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a “multi-advisor-pool” as defined by the CFTC for the reason discussed above.

3.	Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and performance with respect to such recently purchased pools has been disclosed starting as of October 1, 2004, as applicable.

4.	“Close Date” is the date the pool liquidated its assets and ceased to do business.

5.	“Aggregate Subscript.” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6.	“Current Total NAV” is the Net Asset Value of the pool as of September 30, 2007, unless otherwise noted as of September 28, 2007.

7.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of September 30, 2007, unless otherwise noted as of September 28, 2007. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P. prior to October 1, 2001) of investment over time.

In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8.	“% Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the % Worst Monthly Drawdown.

9.	“% Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “% Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

10.	“Period” is the period of the “% Worst Peak-to-Valley Drawdown.”

26.	Managed Futures, Comparative and Correlation Charts

The following replaces pages 119 through 122 and pages 124 through 125 of Part Two – “Statement of Additional Information” in the Prospectus.

Value of Diversifying into Managed Futures

Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns—enhancing the risk/reward profile and overall “efficiency” of a portfolio. Non-correlation is not negative correlation. The performance of the Trust is anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity markets.

The following discussion and charts, which include the Barclay CTA Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Trust. The Barclay CTA Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The Barclay CTA Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

The black area of the chart below shows the benefit of adding 10% Barclay CTA Index (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov’t (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.

Diversifying Into Managed Futures

Jan. 1980 – Sept. 2007

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. Portfolios rebalanced annually. The “Stocks” portion is represented by the S&P 500 Index and the “Bonds” portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities that are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) – The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 428 programs included in the calculation of the Barclay CTA Index for the year 2007, which is unweighted and rebalanced at the beginning of each year. To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. (Source: Barclay’s Website)

The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.

A Managed Futures fund provides these benefits to an investor’s overall portfolio:

•	Profit potential in any market environment

•	Access to global financial and non-financial futures markets

•	Potential for both reduced volatility and/or enhanced returns

Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor’s entire portfolio.

Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: “What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?”

Historically, managed futures investments have had very little correlation to the stock and bond markets. The Managing Owner believes that the performance of the Trust should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns — enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Value of Initial $10,000 Portfolio With a 10% Allocation to the Barclay CTA Index vs. A Stocks and Bonds Portfolio: January 1980 – September 2007

Growth of Initial $10,000 Investment	Risk as Measured by Standard Deviation of Annual Returns

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. The “Stocks” portion is represented by the S&P 500 Index and the “Bonds” portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities that are generally purchased by investors with an investment objective of capital preservation, growth or income.

Correlation of Managed Futures January 1980 – September 2007

	Barclay CTA Index* (Managed Futures)	S&P 500* (US Stocks)	MSCI EAFE* (Int’l Stocks)	Lehman Gov’t* (US Bonds)
Barclay CTA Index (Managed Futures)	1.00
S&P 500 (US Stocks)	0.01	1.00
MSCI EAFE (Int’l Stocks)	-0.02	0.57	1.00
Lehman Gov’t (US Bonds)	0.04	0.18	0.13	1.00

Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.

*	See “Notes To Comparative Performance And Correlation Charts” at the end of this section.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

Non-correlated performance is not negatively correlated performance. Managing Owner has no expectation that the performance of the Trust will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice-versa. Non-correlation means only that the performance of the Trust has, in Managing Owner’s judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Managing Owner’s belief that certain factors which affect equity and debt prices may affect the

Trust differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures “. . . show(s) substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone.”(1)

This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

Although adding a Managed Futures investment such as the Trust may provide diversification to a portfolio, the Trust is not a hedging mechanism; there is no guarantee the Trust will appreciate during periods of stock market declines. In addition, the performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar to the performance of general equity markets.

(1)	Lintner, John, “The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds.” Annual Conference of Financial Analysts Federation, May 1983.

[Remainder of page left blank intentionally.]

Comparative Performance and Correlation Charts

The table below demonstrates the performance of stocks, bonds and Managed Futures during each year from January 1980 through September 2007. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.

Year	Barclay CTA Index	S&P 500 (US Stocks)	MSCI EAFE (Int’l Stocks)	Lehman Gov’t (US Bonds)
1980	63.7%	32.5%	24.4%	6.4%
1981	23.9	-4.9	-1.0	10.5
1982	16.7	21.5	-0.9	26.1
1983	23.7	22.6	24.6	8.6
1984	8.7	6.3	7.9	14.4
1985	25.5	31.7	56.7	18.1
1986	3.8	18.7	69.9	13.1
1987	57.3	5.3	24.9	3.7
1988	21.8	16.6	28.6	6.7
1989	1.8	31.7	10.8	12.8
1990	21.0	-3.1	-23.2	9.2
1991	3.7	30.5	12.5	14.6
1992	-0.9	7.6	-11.8	7.2
1993	10.4	10.1	32.9	8.8
1994	-0.7	1.3	8.1	-1.9
1995	13.6	37.6	11.6	15.3
1996	9.1	23.0	6.4	4.1
1997	10.9	33.4	2.1	7.9
1998	7.0	28.6	20.3	8.4
1999	-1.2	21.0	27.3	0.4
2000	7.9	-9.1	-14.0	10.1
2001	0.8	-11.9	-21.2	9.0
2002	12.4	-22.1	-15.7	9.8
2003	8.7	28.7	39.2	4.3
2004	3.3	10.9	20.7	3.0
2005	1.7	4.9	14.0	1.6
2006	3.6	15.8	26.9	4.1
2007	3.5	9.1	13.2	4.4

*	See “Notes to Comparative Performance and Correlation Charts” at end of this Section.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Worst Peak-to-Valley Loss from January 1980 through September 2007

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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27.	Trading Programs for Series J, Pro-Forma Performance and Actual Performance

(a)	The following updates information relating to trading programs for Series J and pro-forma performance of the Advisors’ trading programs for Series J on pages 127 through 129 of the Prospectus:

TRADING PROGRAMS FOR SERIES J AND PRO-FORMA PERFORMANCE

The following section discloses the actual track record of Graham Capital Management, L.P., Eagle Trading Systems Inc. and Ortus Capital Management (Cayman) Limited with respect to the programs that the Trust offers via Series J, but, such track records are pro-forma records which are adjusted to reflect WMT-III fees, as disclosed below.

Graham Capital Management, L.P.

Global Diversified Program at 150% Leverage

Graham’s Global Diversified Program at 150% Leverage utilizes multiple computerized trading models designed to capture profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets. The trading strategies are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility.

The Global Diversified Program at 150% Leverage began trading customer assets in May 1997. Graham was formed in May 1994, and has been managing customer assets in a variety of different trading programs since February 1995. As of September 30, 2007, assets under management in all programs was a total of approximately $5.3 billion (including “notional” equity) and $460 million (including “notional” equity) in the program traded on behalf of Series J.

Pro-forma performance of Global Diversified Program at 150% Leverage is presented below.

Series J	1997		1998	1999	2000	2001	2002	2003	2004	2005*
Class I	8.08 (8 months	% )	11.92%	1.68%	19.15%	7.44%	26.79%	12.89%	7.94%	(11.39)%
Class II	9.54 (8 months	% )	14.21%	3.77%	21.58%	9.64%	29.35%	15.19%	10.15%	(9.70)%

*	through November 30, 2005

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series J, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.78%. Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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Eagle Trading Systems Inc.

Eagle Momentum Program

The Eagle Momentum Program is a computerized, technical trading system developed to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The adoption of the trading philosophy to a computerized trading system was done by applying rule-based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.

Eagle was founded in May 1993 and has managed customer assets since August 1993. The firm has developed various trading programs, and managed a total of approximately $2.4 billion (including “notional” equity) assets as of September 30, 2007. The program selected for WMT-III first began trading customer assets in October 2003, but traded its proprietary assets in the same program from February 2001 to September 2003. Eagle manages approximately $29 million (including “notional” equity) in the program selected for Series J as of September 30, 2007.

Pro-forma performance of Eagle Momentum Program is presented below.

Series J	2003		2004	2005*
Class I	3.96 (3 months	% )	0.18%	(9.26)%
Class II	4.49 (3 months	% )	2.25%	(7.53)%

*	through November 30, 2005

Pro-forma performance of Eagle Momentum Program (proprietary trading only)

Series J	2001		2002	2003
Class I	13.41 (11 months	% )	18.39%	20.95 (9 months	% )
Class II	15.53 (11 months	% )	20.80%	22.77 (9 months	% )

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series J, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.78%. Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Ortus Capital Management Limited

Major Currency Program

Ortus Major Currency Program is a systematic investment strategy in major currencies. It is designed to take advantage of the opportunities available as various currencies and their underlying economies go through different “cycles”. Ortus believes that the key to exploiting such cycles lies in the ability to systematically quantify the dynamic interactions between asset prices and underlying economic fundamentals. Ortus’ models are based on applications of dynamic equilibrium theory and are calibrated against current market conditions. The portfolio at any given time is computed by Ortus’ portfolio optimization and risk management programmes. The investment process is systematic, dynamic, and continuous.

Ortus Major Currency Program began trading customer assets in September 2003. As of September 30, 2007, assets under management in all programs was a total of approximately $1.2 billion (including “notional” equity), approximately 98% of which is in the program selected for Series J.

Pro-forma performance of Ortus Major Currency Program is presented below.

Series J	2003		2004	2005	2006	2007*
Class I	15.68 (3 months	% )	(1.83)%	11.80%	28.63%	2.35 (4 months	% )
Class II	16.23 (3 months	% )	0.16%	14.02%	31.20%	3.03 (4 months	% )

*	through April 30, 2007

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series J, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.78%. Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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(b)	The following updates information relating to actual performance of the Advisors’ trading programs for Series J on pages 130 and 131 of the Prospectus and the inclusion of a section for Ortus Capital Management Limited:

TRADING PROGRAMS FOR SERIES J AND ACTUAL PERFORMANCE

The following section discloses the actual performance Graham Capital Management, L.P., Eagle Trading Systems Inc. and Ortus Capital Management Limited for Series J, net of the fees and expenses of Series J.

Graham Capital Management, L.P.

Global Diversified Program at 150% Leverage

Series J, Class I

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)
January	—	—	—	—		1.51%	(2.30)%
February	—	—	—	—		(0.80)%	(4.90)%
March	—	—	—	—		3.37%	(3.18)%
April	—	—	—	—		4.88%	6.15%
May	—	—	—	—		(2.56)%	10.20%
June	—	—	—	—		(1.07)%	5.27%
July	—	—	—	—		(2.22)%	(3.59)%
August	—	—	—	—		(1.65)%	(3.65)%
September	—	—	—	—		1.52%	4.95%
October	—	—	—	—		(0.14)%
November	—	—	—	—		1.40%
December	—	—	—	(2.99)%		0.27%
Compound Rate of Return	—	—	—	(2.99 (1 month	)% )	4.32%	4.96 (9 months	% )

Series J, Class II

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)
January	—	—	—	—	—		(2.12)%
February	—	—	—	—	—		(4.73)%
March	—	—	—	—	—		(3.01)%
April	—	—	—	—	—		6.31%
May	—	—	—	—	(1.15)%		10.28%
June	—	—	—	—	(0.85)%		5.38%
July	—	—	—	—	(1.99)%		(3.39)%
August	—	—	—	—	(1.44)%		(3.42)%
September	—	—	—	—	1.73%		(5.02)%
October	—	—	—	—	0.03%
November	—	—	—	—	1.57%
December	—	—	—	—	0.49%
Compound Rate of Return	—	—	—	—	1.67 (8 months	% )	5.36 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Eagle Trading Systems Inc.

Eagle Momentum Program

Series J, Class I

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)	2007(%)
January	—	—	—	—		(8.61)%	(0.22)%
February	—	—	—	—		(2.90)%	(7.44)%
March	—	—	—	—		1.34%	(5.09)%
April	—	—	—	—		13.27%	1.52%
May	—	—	—	—		2.77%	10.14%
June	—	—	—	—		(2.28)%	4.61%
July	—	—	—	—		(5.77)%	3.20%
August	—	—	—	—		0.85%	2.42%
September	—	—	—	—		0.46%	0.55%
October	—	—	—	—		(2.19)%
November	—	—	—	—		3.87%
December	—	—	—	(3.04)%		4.42%
Compound Rate of Return	—	—	—	(3.04 (1 month	)% )	3.60%	5.06 (9 months	% )

Series J, Class II

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)		2007(%)
January	—	—	—	—	—		(0.03)%
February	—	—	—	—	—		(7.27)%
March	—	—	—	—	—		(4.92)%
April	—	—	—	—	—		1.69%
May	—	—	—	—	4.30%		10.22%
June	—	—	—	—	(2.07)%		4.72%
July	—	—	—	—	(5.55)%		3.40%
August	—	—	—	—	1.05%		3.00%
September	—	—	—	—	0.64%		0.62%
October	—	—	—	—	(2.01)%
November	—	—	—	—	4.04%
December	—	—	—	—	4.64%
Compound Rate of Return	—	—	—	—	4.66 (8 months	% )	11.07 (9 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Ortus Capital Management Limited

Ortus Major Currency Program

Series J, Class I

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)
January	—	—	—	—	—	—
February	—	—	—	—	—	—
March	—	—	—	—	—	—
April	—	—	—	—	—	—
May	—	—	—	—	—	(3.85)%
June	—	—	—	—	—	4.81%
July	—	—	—	—	—	(0.56)%
August	—	—	—	—	—	(7.89)%
September	—	—	—	—	—	2.95%
October	—	—	—	—	—
November	—	—	—	—	—
December	—	—	—	—	—
Compound Rate of Return	—	—	—	—	—	(11.52 (5 months	)% )

Series J, Class II

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)
January	—	—	—	—	—	—
February	—	—	—	—	—	—
March	—	—	—	—	—	—
April	—	—	—	—	—	—
May	—	—	—	—	—	(3.77)%
June	—	—	—	—	—	4.92%
July	—	—	—	—	—	(0.32)%
August	—	—	—	—	—	(7.31)%
September	—	—	—	—	—	3.02%
October	—	—	—	—	—
November	—	—	—	—	—
December	—	—	—	—	—
Compound Rate of Return	—	—	—	—	—	(9.19 (5 months	)% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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(c)	The following updates information relating to the proprietary trading of Eagle Trading Systems Inc. on pages 132 and 133 of the Prospectus:

PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

Eagle Trading Systems, Inc.

Eagle Momentum Program Actual Performance and Pro forma Proprietary Performance Capsule

Eagle Trading Systems, Inc. trades proprietary monies pursuant to the Eagle Momentum Program. The following capsule discloses both (i) actual client trading performance from October 2003 to September 2007 (in boldfaced text) and (ii) pro forma proprietary trading from January 2002 to September 2003 with respect to the Eagle Momentum Program. The pro forma proprietary performance portion of the following capsule sets forth the actual trading of a proprietary account and is based on the following pro forma adjustments: a monthly management fee equal to one sixth of one percent (1/6%) (approximately 2% annually) of the account value under management at the end of each month, a quarterly incentive fee equal to twenty percent (20%) of new high profit of the account(s) for each quarter, and no interest income. These pro forma adjustments generally reflect the structure of accounts for which these programs generally are intended. The structure of an actual client account may be different.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Momentum Program

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $1,198,880,371

Aggregate assets overall including “notional” equity: $2,447,345,212

Aggregate assets in program excluding “notional” equity: $29,853,989

Aggregate assets in program including “notional” equity: $29,853,989

Largest monthly drawdown (for an account): (9.32)% (01/2005)

Largest peak-to-valley drawdown (for an account): (19.72)% (11/2004 to 04/2005)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 2.67% to 14.19%

Number of unprofitable accounts that have opened and closed: 3

Range of returns experienced by unprofitable accounts: (3.76)% to (12.12)%

Monthly Rate of Return	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)	2007(%)
January	(4.64)%	8.07%	(0.64)%	(9.32)%	(7.08)%	0.12%
February	(4.50)%	7.92%	3.12%	(5.22)%	(2.51)%	(6.85)%
March	6.04%	(3.30)%	(1.40)%	2.09%	1.75%	(4.48)%
April	(10.04)%	1.92%	(2.57)%	(6.48)%	14.16%	1.82%
May	10.32%	8.20%	(0.59)%	3.09%	2.73%	10.36%
June	15.50%	(0.13)%	(5.82)%	0.38%	(1.63)%	4.94%
July	6.87%	0.92%	0.74%	7.40%	(5.38)%	3.71%
August	6.00%	1.49%	1.19%	8.78%	1.17%	2.65%
September	5.81%	(1.87%)	6.90%	(8.43)%	0.89%	0.93%
October	(7.70)%	1.56%	(4.41)%	4.02%	(1.89)%
November	1.30%	(0.43)%	11.37%	(0.06)%	4.06%
December	(0.37)%	3.91%	(2.16%)	(2.52)%	4.88%
Compound Rate of Return	23.62%	31.21%	4.60%	(7.94)%	9.96%	12.87 (9 months	% )

*	The Compound Rate of Return of 31.21% for the year ended 2003 reflects the combined performance results of both proprietary trading and actual client trading. The Program gained 5.08% during the three month period from October 2003 to December 2003 during which Eagle traded client assets. Proprietary trading results from January 2003 to September 2003 was a gain of 24.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO A NEW COMMODITY ACCOUNT AS COMPARED TO EAGLE’S ACTUAL PROPRIETARY TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. WHILE EAGLE BELIEVES THAT THE INFORMATION HEREIN IS RELEVANT TO EVALUATING AN INVESTMENT BY A CLIENT, NO REPRESENTATION IS OR COULD BE MADE THAT THE CAPSULE HEREIN PRESENTS WHAT THE RESULTS OF EAGLE’S ACTUAL PROPRIETARY TRADING WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE.

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